UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 7, 2017

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director.

On December 7, 2017, the Board of Directors (the “Board”) of HealthSouth Corporation (the “Corporation”), unanimously approved an increase in the number of directors of the Corporation to eleven, and, upon the recommendation of its Nominating/Corporate Governance Committee, unanimously approved the appointment of Ms. Nancy M. Schlichting as a director to fill the vacant seat, effective December 11, 2017. She will initially serve on the Compliance and Quality of Care Committee. The Board found Ms. Schlichting to be independent for purposes of the listing standards of The New York Stock Exchange and the Corporation’s Corporate Governance Guidelines. She will be compensated for her board service in accordance with the standard compensation practices for non-employee directors, which are more fully described in the “Corporate Governance and Board Structure - Compensation of Directors” section of the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2017. There are no arrangements or understandings between Ms. Schlichting and any other person pursuant to which she was selected to serve as a director of the Corporation, nor is she a participant in any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. On December 11, 2017, the Corporation issued a press release, attached hereto as Exhibit 99.1, announcing Ms. Schlichting’s appointment to the Corporation’s Board.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of HealthSouth Corporation, dated December 11, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION
By:	/S/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Secretary

Dated: December 11, 2017